UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017 (May 8, 2017)

PORTER HOLDING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-196336	42-1777496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Guowei Industrial Building #125, Guowei Road, Liantang, Luohu

Shenzhen, Guangdong, China, 518004

(Address of principal executive offices)

86-755-22230580

(Registrant’s telephone number, including area code)

UNI LINE CORP.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03                               Material Modification to Rights of Security Holders

The disclosure provided below in Item 5.03 is incorporated by reference into this Item 3.03 in its entirety.

Item 5.03                               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation

On May 8, 2017, Uni Line Corp., a Nevada corporation (the “Company”), filed Amended and Restated Articles of Incorporation of the Company (the “Restated Charter”) with the Secretary of State of the State of Nevada, pursuant to which, among other things, the Company changed its name to “Porter Holding International, Inc.”

The new CUSIP number for the Company’s common stock is 73624L 106.  The Company has also filed a notice with the Financial Industry Regulatory Authority for the name change.

The Restated Charter also includes, among others, the following amendments to the Company’s prior Amended and Restated Articles of Incorporation:

•                  the addition of a provision regarding the Company’s election not to be governed by certain provisions of the Nevada Revised Statutes regulating business combinations with interested stockholders (Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes);

•                  the addition of a provision regarding the Company’s election not to be governed by certain provisions of the Nevada Revised Statutes regulating control share acquisitions (Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes); and

•                  the removal of a provision regarding the location of stockholder meetings and the location of the Company’s books and records, which is included in our Amended and Restated Bylaws.

The Restated Charter is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendments to Bylaws

On May 8, 2017, the Board of Directors of the Company adopted Amended and Restated Bylaws, which substantially revised the Company’s former bylaws. The following is a summary of certain provisions of the Amended and Restated Bylaws adopted by the Board of Directors. Such summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 to this report and is incorporated by reference herein.

Generally, the Amended and Restated Bylaws update the former bylaws, and include (among others) the following modifications.

(1)         The Amended and Restated Bylaws provide that directors shall be elected by a plurality vote of stockholders, while the former bylaws provided that directors were elected by a majority vote.

(2)         The Amended and Restated Bylaws provide that the number of directors of the Company shall be fixed by the Board of Directors, while the former bylaws provided that the number of directors would be not less than one or more than nine, with such number being fixed by the stockholders.

(3)         The Amended and Restated Bylaws provide that any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.  The former bylaws provided that any director may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote.

(4)         The Amended and Restated Bylaws provide that any vacancy occurring in the Board of Directors by death, resignation, removal or otherwise (including by reason of an increase in the number of directors) may be filled by an affirmative vote of at least a majority of the remaining directors though less than a quorum of the Board of Directors, while the former bylaws provided that such vacancies would be filled by stockholders.

(5)         The Amended and Restated Bylaws provide that special Board meetings may be called upon 48 hours’ notice, while the former bylaws provided for seven days’ notice.

(6)         The Amended and Restated Bylaws include a provision for the issuance of uncertificated shares, while the former bylaws did not include such a provision.

Item 5.07                               Submission of Matters to a Vote of Security Holders.

On May 8, 2017, Porter Investment Limited, Zonghua Chen and Maozi Cong, collectively the holders of approximately 54.2% of the total issued and outstanding voting capital stock of the Company, approved the Restated Charter by written consent.  Such approval and consent constitute the approval and consent of at least a majority of the total number of shares of the Company’s outstanding common stock and is sufficient under Section 78.320 of the Nevada Revised Statutes and the Company’s Amended and Restated Articles of Incorporation and Bylaws to approve the Restated Charter.

Item 9.01                               Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation filed with the Secretary of State of the State of Nevada on May 8, 2017.

3.2	Amended and Restated Bylaws adopted on May 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2017	PORTER HOLDING INTERNATIONAL, INC.

/s/ Zonghua Chen
Name: Zonghua Chen
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation filed with the Secretary of State of the State of Nevada on May 8, 2017.

3.2	Amended and Restated Bylaws adopted on May 8, 2017.